CERTIFICATE OF THE INSPECTOR OF ELECTION OF
BB&T FUND
(the TRUST)

November 11, 2005

BB&T Small Cap Value Fund
(the Fund)

I, Therese Hogan, duly appointed and qualified to act as the Inspector of Election in connection with tabulation of the shareholder votes rendered at the Special Meeting of Shareholders of the BB&T Small Cap Value Fund (the Fund) held at the offices of BISYS Fund Services, 100
Summer Street, Suite 1500, Boston, Massachusetts, on November 11, 2005, at 2:00pm (the Special
Meeting), do hereby certify as follows:

1.	That the transfer agent determined the
number of shares of beneficial interest
outstanding on each Funds records as of the close of business on September 28, 2005, the number of shares represented at the Special
Meeting, and the authenticity, validity and effectiveness of proxies, and counted and tabulated all proxies; that I determined the existence of a quorum with respect to each Fund and the result of the Proposals submitted to shareholders at the Special Meeting and did such acts a were proper to conduct the vote with fairness to all shareholders; and that I performed my duties impartially and in good faith.

2.	The total number of shares of beneficial
interest of the Fund entitled to vote at the Special Meeting were as follows:

BB&T Small Cap Value Fund
3,828,271.190

The number of shares of beneficial interest of the Fund represented in person or by proxies received with respect to the Special Meeting and not revoked at or prior to the Special
Meeting were as follows:

BB&T Small Cap Value Fund
3,077,879.000

	The number of shares of beneficial
interest of the Fund present at the Special
Meeting and the manner in which they were cast at the Special Meeting were as follows:

All Fund

Proposal 1: To approve an amendment to the investment objective of the BB&T Small
Company Value Fund.

BB&T Small Cap Value Fund
No. of Shares
% of Outstanding Shares
FOR:
3,070,854.000
99.772%
AGAINST:
5,170.000
..168%
ABSTAINING:
1,855.000
..060%
TOTAL:
3,077,879.000
80.399%

3.	That the results above represent the
required affirmative vote of a majority of the outstanding voting securities of the Fund, as that term is defined in the Investment
Company Act of 1940.

IN WITNESS WHEREOF, the undersigned has
executed the Certificate as of the 11th
day of November, 2005.

_____________________
Therese Hogan, Inspector